Exhibit 99
NextEra Energy Partners, LP
Media Line: (561) 694-4442
April 29, 2015

FOR IMMEDIATE RELEASE
NextEra Energy Partners, LP reports first-quarter 2015 financial results

•	Delivered solid first-quarter financial results

•	Agreement reached with sponsor to acquire four additional contracted renewables projects

•	Quarterly distribution of $0.2050 per common unit declared

JUNO BEACH, Fla. - NextEra Energy Partners, LP (NYSE: NEP) today reported 2015 first-quarter net income attributable to NextEra Energy Partners of approximately $2 million. NextEra Energy Partners also reported 2015 first-quarter adjusted EBITDA of approximately $70 million. For the first quarter of 2015, cash available for distribution (CAFD) before debt service payments was $52 million and after debt service payments was negative $15 million, consistent with management’s expectations. Principal payments during the quarter, along with interest payments, reflect timing of semi-annual debt service for some projects.

NextEra Energy Partners’ management uses adjusted EBITDA, which is a non-GAAP financial measure, and CAFD internally for financial planning, for analysis of performance and for reporting of results to the board of directors of its general partner. NextEra Energy Partners also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. The attachments to this news release include a reconciliation of adjusted EBITDA and CAFD to net income attributable to NextEra Energy Partners, which is the most directly comparable GAAP measure.

“NextEra Energy Partners had a strong first quarter and is off to a good start to meet its objectives for the year,” said Jim Robo, chairman and chief executive officer. “The partnership delivered excellent operating performance in the first quarter, which was in line with our expectations. During the quarter, we closed on the asset acquisitions of Palo Duro and Shafter that we announced last October, and today we are pleased to announce additional acquisitions that support our growth strategy and represent another step toward growing unitholder distributions consistent with the expectations we’ve outlined.”

Agreements Reached to Acquire Additional Contracted Renewables Projects
On April 28, 2015, NextEra Energy Partners entered into agreements with its sponsor, NextEra Energy Resources, LLC to acquire four additional wind assets from the Energy Resources’ portfolio. When completed, the acquisitions will expand NextEra Energy Partners’ portfolio to approximately 1,923 megawatts (MW) of contracted, clean energy projects.

The four wind generating facilities have contracted generating capacity totaling approximately 664 MW:

•	Ashtabula Wind III, a 62.4-MW wind generating facility located in Barnes County, N.D.;

•	Baldwin, a 102.4-MW wind generating facility located in Burleigh County, N.D.;

•	Mammoth Plains, a 198.9-MW wind generating facility located in Dewey and Blaine Counties, Okla.; and

•	Stateline, a 300-MW wind generating facility located on the border of Walla Walla County, Wash., and Umatilla County, Ore.

NextEra Energy Partners expects to complete the acquisitions in the second quarter of 2015 for a total consideration of approximately $412 million, plus the assumption of approximately $269 million in debt and tax equity financing. The purchase price is subject to working capital and other adjustments and also assumes additional project debt of approximately $60 million, which is expected to close within a few months following the acquisitions.

NextEra Energy Partners expects the acquisitions to contribute 2015 adjusted EBITDA of approximately $40 million to $50 million and CAFD of approximately $15 million to $20 million. The acquisitions are expected to increase the annual run-rate of adjusted EBITDA by approximately $75 million to $85 million and CAFD by approximately $28 million to $32 million.

Quarterly Distribution Declaration
On April 28, 2015, the board of directors of the general partner of NextEra Energy Partners declared a quarterly distribution of $0.2050 per common unit (corresponding to an annualized rate of $0.82 per common unit) to the unitholders of NextEra Energy Partners. The distribution will be payable on May 15, 2015, to unitholders of record as of May 5, 2015. NextEra Energy Partners anticipates being in a position to increase its second-quarter limited-partner unit distribution to an annualized rate of approximately $0.94 per unit.

Outlook
For the full year 2015, NextEra Energy Partners expects to grow its portfolio through additional asset acquisitions to generate adjusted EBITDA of $400 million to $440 million and CAFD of $100 million to $120 million. NextEra Energy Partners expects these results to support a distribution level at an annualized rate of at least $1.13 per unit, which corresponds to the upper tier of the IDR fee splits, by the end of 2015 or possibly slightly earlier. After 2015, the partnership expects 12 to 15 percent per year growth in limited-partner distributions for at least the next five years.

Adjusted EBITDA and CAFD expectations assume, among other things, normal weather and operating conditions. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy Partners’ first-quarter conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the first-quarter financial results for NextEra Energy, Inc. (NYSE: NEE). The webcast will be available on the website of NextEra Energy Partners by accessing the following link: www.NextEraEnergyPartners.com/Earnings. The news release and the slides accompanying the presentation may be downloaded at www.NextEraEnergyPartners.com/Earnings, beginning at 7:30 a.m. today. A replay will be available by accessing the same link as listed above.

NextEra Energy Partners, LP
NextEra Energy Partners, LP (NYSE: NEP) is a growth-oriented limited partnership formed by NextEra Energy, Inc. (NYSE: NEE) to acquire, manage and own contracted clean energy projects with stable, long-term cash flows. Headquartered in Juno Beach, Fla., NextEra Energy Partners owns interests in wind and solar projects in North America. These renewable energy projects are fully contracted, use industry-leading technology and are located in regions that are favorable for generating energy from the wind and sun. For more information about NextEra Energy Partners, please visit: www.NextEraEnergyPartners.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy Partners, LP (together with its subsidiaries, NEP) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NEP’s control. Forward-looking statements in this news release include, among others, statements concerning cash available for distributions expectations and future operating performance. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NEP and its business and financial condition are subject to risks and uncertainties that could cause NEP’s actual results to differ materially from those expressed or implied in the forward-looking statements, or may require it to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: NEP has a limited operating history and its projects may not perform as expected; NEP’s ability to make cash distributions to its unitholders is affected by wind and solar conditions at its projects; operation and maintenance of energy projects involve significant risks that could result in unplanned power outages or reduced output; the wind turbines at some of NEP’s projects and at some of NextEra Energy Resources, LLC’s (NEER) right of first offer projects (ROFO Projects) are not generating the amount of energy estimated by their manufacturers’ original power curves, and the manufacturers may not be able to restore energy capacity at the affected turbines; NEP depends on certain of the projects in its portfolio for a substantial portion of its anticipated cash flows; terrorist or similar attacks could impact NEP’s projects or surrounding areas and adversely affect its business; NEP’s energy production may be substantially below its expectations if a natural disaster or meteorological conditions damage its turbines, solar panels, other equipment or facilities; NEP is not able to insure against all potential risks and it may become subject to higher insurance premiums; warranties provided by the suppliers of equipment for NEP’s projects may be limited by the ability of a supplier to satisfy its warranty obligations or if the term of the warranty has expired or liability limits, which could reduce or void the warranty protections, or the warranties may be insufficient to compensate NEP’s losses; supplier concentration at certain of NEP’s projects may expose it to significant credit or performance risks; NEP relies on interconnection and transmission facilities of third parties to deliver energy from its projects and, if these facilities become unavailable, NEP’s projects may not be able to operate or deliver energy; NEP’s business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations; NEP’s projects may be adversely affected by legislative changes or a failure to comply with applicable energy regulations; NEP’s partnership agreement restricts the voting rights of unitholders owning 20% or more of its common units, and under certain circumstances this could be reduced to 10%; NEP does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or leaseholders that have rights that are superior to NEP’s rights or the BLM suspends its federal rights-of-way grants; NEP is subject to risks associated with litigation or administrative proceedings that could materially impact its operations, including future proceedings related to projects it subsequently acquires; the Summerhaven, Conestogo and Bluewater projects are subject to Canadian domestic content requirements under their Feed-in-Tariff (FIT) contracts; NEP’s cross-border operations require NEP to comply with anti-corruption laws and regulations of the U.S. government and non-U.S. jurisdictions; NEP is subject to risks associated with its ownership or acquisition of projects that remain under construction, which could result in its inability to complete construction projects on time or at all, and make projects too expensive to complete or cause the return on an investment to be less than expected; NEP relies on a limited number of energy sale counterparties and NEP is exposed to the risk that they are unwilling or unable to fulfill their contractual obligations to NEP or that they otherwise terminate their agreements with NEP; NEP may not be able to extend, renew or replace expiring or terminated agreements, such as its power purchase agreements (PPAs), Renewable Energy Standard Offer Program (RESOP) Contracts and FIT Contracts, at favorable rates or on a long-term basis; if the energy production by or availability of NEP’s U.S. projects is less than expected, they may not be able to satisfy minimum production or availability obligations under NEP's U.S. project entities’ PPAs; NEP’s growth strategy depends on locating and acquiring interests in additional projects consistent with its business strategy at favorable prices; NextEra Energy Operating Partners, LP’s (NEP OpCo) partnership agreement requires that it distribute its available cash, which could limit its ability to grow and make acquisitions; lower prices for other fuel sources reduce the demand for wind and solar energy; government regulations providing incentives and subsidies for clean energy could change at any time and such changes may negatively impact NEP’s growth strategy; NEP’s growth strategy depends on the acquisition of projects developed by NextEra Energy, Inc. (NEE) and third parties, which face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; NEP’s ability to effectively consummate future acquisitions depends on its ability to arrange the required or desired financing for acquisitions; acquisitions of existing clean energy projects involve numerous risks; renewable energy procurement is subject to U.S. state and Canadian provincial regulations, with relatively irregular, infrequent and often competitive procurement windows; while NEP currently owns only wind and solar projects, NEP may acquire other sources of clean energy, including natural gas and nuclear projects, and may expand to include other types of assets including transmission projects, and any future acquisition of non-renewable energy projects, including transmission projects, may present unforeseen challenges and result in a competitive disadvantage relative to NEP’s more-established competitors. A failure to successfully integrate such acquisitions with NEP’s then-existing projects as a result of unforeseen operational difficulties or otherwise, could have a material adverse effect on NEP's business, financial condition, results of operations and ability to grow its business and make cash distributions to its unitholders; NEP faces substantial competition primarily from regulated utilities, developers, independent power producers (IPPs), pension funds and private equity funds for opportunities in North America; restrictions in NEP OpCo's subsidiaries’ revolving credit facility could adversely affect NEP’s business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP's cash distributions to its unitholders may be reduced as a result of restrictions on NEP’s subsidiaries’ cash distributions to

NEP under the terms of their indebtedness; NEP’s subsidiaries’ substantial amount of indebtedness may adversely affect NEP’s ability to operate its business and its failure to comply with the terms of its subsidiaries’ indebtedness could have a material adverse effect on NEP’s financial condition; currency exchange rate fluctuations may affect NEP’s operations; NEP is exposed to risks inherent in its use of interest rate swaps; NEE exercises substantial influence over NEP and NEP is highly dependent on NEE and its affiliates; NEP is highly dependent on credit support from NEE and its affiliates; NEP's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and NEP will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NEER or one of its affiliates is permitted to borrow funds received by NEP’s subsidiaries, including NEP OpCo, as partial consideration for its obligation to provide credit support to NEP, and NEER will use these funds for its own account without paying additional consideration to NEP and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by NEP OpCo; NEP's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER’s performance of its obligations to return a portion of these funds; NEP may not be able to consummate future acquisitions from NEER; NextEra Energy Partners GP, Inc. (NEP GP), NEP’s general partner, and its affiliates, including NEE, have conflicts of interest with NEP and limited duties to NEP and its unitholders and they may favor their own interests to the detriment of NEP and holders of NEP’s common units; NEE and other affiliates of NEP GP are not restricted in their ability to compete with NEP; NEP may be unable to terminate the management services agreement among NEP, NextEra Energy Management Partners, LP (NEE Management), NEP OpCo and NEP GP (Management Services Agreement); if NEE Management terminates the Management Services Agreement, NEER terminates the management services subcontract between NEE Management and NEER (Management Sub-Contract) or either of them defaults in the performance of its obligations thereunder, NEP may be unable to contract with a substitute service provider on similar terms, or at all; NEP's arrangements with NEE limit NEE’s liability, and NEP has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to NEP than it otherwise would if acting solely for its own account; the credit and risk profile of NEP GP and its owner, NEE, could adversely affect any NEP credit ratings and risk profile, which could increase NEP’s borrowing costs or hinder NEP’s ability to raise capital; NEP's ability to make distributions to its unitholders depends on the ability of NEP OpCo to make cash distributions to its limited partners; if NEP incurs material tax liabilities, NEP's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the IDR fee (as defined in the Management Services Agreement) payable to NEE Management under the Management Services Agreement; holders of NEP’s common units have limited voting rights and are not entitled to elect its general partner or its general partner’s directors; NEP’s partnership agreement restricts the remedies available to holders of NEP’s common units for actions taken by its general partner that might otherwise constitute breaches of fiduciary duties; NEP’s partnership agreement replaces NEP GP’s fiduciary duties to holders of NEP’s common units with contractual standards governing its duties; even if holders of NEP's common units are dissatisfied, they cannot initially remove NEP GP, as NEP's general partner, without NEE's consent; NEP GP’s interest in NEP and the control of NEP GP may be transferred to a third party without unitholder consent; the IDR fee may be transferred to a third party without unitholder consent; NEP may issue additional units without unitholder approval, which would dilute unitholder interests; reimbursements and fees owed to NEP GP and its affiliates for services provided to NEP or on NEP’s behalf will reduce cash distributions to or from NEP OpCo and from NEP to NEP's unitholders, and the amount and timing of such reimbursements and fees will be determined by NEP GP and there are no limits on the amount that NEP OpCo may be required to pay; discretion in establishing cash reserves by NextEra Energy Operating Partners GP, LLC (NEE Operating GP), the general partner of NEP OpCo, may reduce the amount of cash distributions to NEP’s unitholders; while NEP’s partnership agreement requires NEP to distribute its available cash, NEP’s partnership agreement, including provisions requiring NEP to make cash distributions, may be amended; NEP OpCo can borrow money to pay distributions, which would reduce the amount of credit available to operate NEP’s business; increases in interest rates could adversely impact the price of NEP's common units, NEP’s ability to issue equity or incur debt for acquisitions or other purposes and NEP's ability to make cash distributions to its unitholders; the price of NEP’s common units may fluctuate significantly and unitholders could lose all or part of their investment and a market that will provide unitholders with adequate liquidity may not develop; the liability of holders of NEP’s common units, which represent limited partnership interests in NEP, may not be limited if a court finds that unitholder action constitutes control of NEP’s business; unitholders may have liability to repay distributions that were wrongfully distributed to them; except in limited circumstances, NEP GP has the power and authority to conduct NEP’s business without unitholder approval; contracts between NEP, on the one hand, and NEP GP and its affiliates, on the other hand, will not be the result of arm's-length negotiations; unitholders have no right to enforce the obligations of NEP GP and its affiliates under agreements with NEP; NEP GP decides whether to retain separate counsel, accountants or others to perform services for NEP; the New York Stock Exchange does not require a publicly traded limited partnership like NEP to comply with certain of its corporate governance requirements; NEP’s future tax liability may be greater than expected if NEP does not generate net operating losses (NOLs) sufficient to offset taxable income or if tax authorities challenge certain of NEP’s tax positions; NEP’s ability to utilize NOLs to offset future income may be limited; NEP will not have complete control over NEP’s tax decisions; a valuation allowance may be required for NEP’s deferred tax assets; distributions to unitholders may be taxable as dividends. NEP discusses these and other risks and uncertainties in its annual report on Form 10-K for the year ended December 31, 2014 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NEP undertakes no obligation to update any forward-looking statements.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per unit amounts)
(unaudited)
PRELIMINARY

	Three Months Ended March 31,
	2015	2014(a)
OPERATING REVENUES	$74	$59
OPERATING EXPENSES
Operations and maintenance	16	11
Depreciation and amortization	23	16
Transmission	1	1
Taxes other than income taxes and other	3	1
Total operating expenses	43	29
OPERATING INCOME	31	30
OTHER INCOME (DEDUCTIONS)
Interest expense	(23)	(19)
Benefits associated with differential membership interests - net	1	—
Other—net	1	—
Total other deductions—net	(21)	(19)
INCOME BEFORE INCOME TAXES	10	11
INCOME TAXES	1	5
NET INCOME	9	$6
Less net income attributable to noncontrolling interest(b)	7
NET INCOME ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$2

Weighted average number of common units outstanding - basic and assuming dilution	18.7
Earnings per common unit attributable to NextEra Energy Partners, LP - basic and assuming dilution	$0.08
________________________

(a)	Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of Palo Duro and Shafter prior to their respective acquisition dates.

(b)	The calculation of net income attributable to noncontrolling interest includes the pre-acquisition net income of Palo Duro and Shafter.

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

Three Months Ended March 31, 2015
Net Income	$9
Add back:
Depreciation and amortization	23
Interest expense	23
Income taxes	1
CITC amortization	5
Production tax credits	8
Other	1
Adjusted EBITDA	$70
CITC amortization	(5)
Production tax credits	(8)
Pre-funding of major maintenance	(2)
Maintenance capital expenditures(a)	(1)
Other	(2)
Cash available for distribution before debt service payments	$52
Cash interest paid	(32)
Debt repayment	(35)
Cash available for distribution	$(15)
________________________

(a)	Includes capital expenditures to maintain the existing capacity of the assets. Excludes capital expenditures associated with new development activities that have been funded by NEER.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)
PRELIMINARY

	March 31, 2015	December 31, 2014(a)
ASSETS
Current assets:
Cash and cash equivalents	$52	$98
Accounts receivable	33	27
Due from related parties	51	212
Restricted cash ($19 and $55 related to VIE, respectively)	23	80
Prepaid expenses	3	3
Other current assets	10	9
Total current assets	172	429
Non-current assets:
Property, plant and equipment—net ($406 and $408 related to VIE, respectively)	2,495	2,579
Construction work in progress	50	10
Deferred income taxes	130	127
Other non-current assets	81	84
Total non-current assets	2,756	2,800
TOTAL ASSETS	$2,928	$3,229
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$23	$70
Due to related parties	23	36
Current maturities of long-term debt	78	78
Accrued interest	12	21
Other current liabilities	15	19
Total current liabilities	151	224
Non-current liabilities:
Long-term debt	1,802	1,758
Deferral related to differential membership interests—VIE	246	248
Accumulated deferred income taxes	55	56
Asset retirement obligation	20	20
Non-current due to related party	16	16
Other non-current liabilities	26	23
Total non-current liabilities	2,165	2,121
TOTAL LIABILITIES	2,316	2,345
COMMITMENTS AND CONTINGENCIES
EQUITY
Limited partners (common units issued and outstanding - 18.7)	543	554
Accumulated other comprehensive loss	(6)	(3)
Noncontrolling interest	75	333
TOTAL EQUITY	612	884
TOTAL LIABILITIES AND EQUITY	$2,928	$3,229
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(a)	Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of Palo Duro and Shafter prior to their respective acquisition dates.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)
PRELIMINARY

	Three Months Ended March 31,
	2015	2014(a)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9	$6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23	16
Amortization of deferred financing costs	1	2
Deferred income taxes	1	5
Benefits associated with differential membership interests - net	(1)	—
Changes in operating assets and liabilities:
Accounts receivable	(6)	(9)
Prepaid expenses and other current assets	1	2
Accounts payable and accrued expenses	(2)	(1)
Due to related parties	3	2
Other current liabilities	(12)	6
Other non-current liabilities	(2)	—
Net cash provided by operating activities	15	29
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(42)	(65)
Acquisitions of projects	(292)	—
Changes in restricted cash	56	(3)
Payments from related parties under CSCS agreement—net	159	—
Net cash used in investing activities	(119)	(68)
CASH FLOWS FROM FINANCING ACTIVITIES
Partners/Members' contributions	15	83
Partners/Members' distributions	(18)	(36)
Payments to differential membership investors	(1)	—
Repayment of amount due to related party	(22)	—
Issuances of long-term debt	122	15
Deferred financing costs	(2)	—
Retirements of long-term debt	(35)	(13)
Net cash provided by financing activities	59	49
Effect of exchange rate changes on cash	(1)	(1)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(46)	9
CASH AND CASH EQUIVALENTS—BEGINNING OF PERIOD	98	27
CASH AND CASH EQUIVALENTS—END OF PERIOD	$52	$36
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(a)	Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of Palo Duro and Shafter prior to their respective acquisition dates.

NEXTERA ENERGY PARTNERS, LP
Adjusted EBITDA and Cash Available for Distribution (CAFD) Guidance
(millions)
PRELIMINARY

Years Ending December 31,
	2015E	2016E
Income before income taxes	$70 - $100	$155 - $185
Add back:
Depreciation and amortization	130 - 150	190 - 210
Interest expense	120 - 140	160 - 180
Tax equity - interest income	(40 - 20)	(75 - 55)
Pre-tax tax credits(2)	90 - 100	145 - 155
Other	0 - 5	(20 - 10)
Adjusted EBITDA(1)	$400 - $440	$580 - $620
Pre-tax tax credits(2)	(100 - 90)	(155 - 145)
Debt service(3)	(210 - 190)	(255 - 235)
Maintenance capital expenditures and other(4)	(5 - 0)	(5 - 0)
Other(5)	(25 - 15)	(20 - 35)
Cash available for distribution	$100 - $120	$170 - $190
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(1)
Adjusted EBITDA represents projected (a) revenue less (b) fuel expense, less (c) project operating expenses, less (d) corporate G&A, plus (e) other income, less (f) other deductions and certain differential membership costs. Projected revenue as used in the calculations of projected EBITDA represents the sum of projected (a) operating revenue plus a pre-tax allocation of (b) production tax credits, plus (c) investment tax credits plus (d) earnings impact from convertible investment.

(2)	Pre-tax tax credits include investment tax credits, convertible investment tax credits, production tax credits earned by NEP, and production tax credits allocated to tax equity investors.

(3)	Debt service includes principal and interest payments on existing and projected third party debt and distributions net of contributions to/from tax equity investors.

(4)
Maintenance capital and other include capital expenditures to maintain the existing capacity of the assets. It excludes capital expenditures associated with new development activities that have been funded by NEER.

(5)
Other represents non-cash revenue and expense items included in projected EBITDA. Included are amortization of below or above market PPAs, gains or losses on sale of assets and amortization of convertible investment tax credits.